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                                                                       Exhibit 5

                       Opinion of McDermott, Will & Emery

                                                                   June 17, 2002

Trikon Technologies, Inc.
Ringland Way
Newport, Gwent  NP18 2TA
United Kingdom


        Re: Trikon Technologies, Inc.
            Post-Effective Amendment No. 1 to Registration Statement on Form S-8
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Ladies and Gentlemen:

         We have acted as your special counsel in connection with the preparation and filing of Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration shares of common stock, $.001 par value per share (the "Shares"), of Trikon Technologies, Inc., a Delaware corporation (the "Company"), issuable upon the exercise of options granted under the Trikon Technologies, Inc. 1991 Stock Option Plan and the Trikon Technologies, Inc. 1998 Directors Stock Option Plan (collectively, the "Plans").

         In arriving at the opinions expressed below we have examined the Registration Statement, the Plan, the resolutions of the Board of Directors and stockholders of the Company relating to the Plan and the amendments thereto, and such other documents as we have deemed necessary to enable us to express the opinions hereinafter set forth.

         We have also reviewed such questions of law as we considered necessary or appropriate for the purposes of such opinions. In addition, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to as copies, and the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

         Members of our firm are admitted to the bar of the State of New York. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware.

         Based upon and subject to the foregoing, we are of the opinion that, the Shares, when issued and paid for in accordance with the terms of the Plans and any related stock option agreements will be, validly issued, fully paid and non-assessable.



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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,

                                             /s/ McDermott, Will & Emery



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